Earnings Guidance Meeting



Welcome!

Dime Community Bancshares, Inc.
Nasdaq: DCOM

Past Year's Highlights

- ***July 16th***: DCOM named one of the most profitable mid-sized banks by U.S. Banker
  - 1- and 3-year category for ROE and EPS growth
- ***July 19th***: DCOM announces 50% Stock Dividend
- ***August 22nd***: DCOM added to S&P 600
- ***October 18th***: The Company announces 18% cash dividend increase

Corporate Financial Goals



- Long Term Asset Growth of 4 – 8%
- Long Term EPS Growth Rate of 10 + %
- Tangible Equity Range of 5½ – 7%
- Maintain Low Overhead Expenses
- Long Term increase in Return on Assets
- Maintain Superior Credit Quality


Balance Sheet
Assets
Loans
Deposits
$ 3,000
$ 2,500
$ 2,000
$ 1,500
$ 1,000
$ 500
$ 0
June 1999
June 2000
June 2001

Underlying Interest Rate Assumptions



8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
6.75% Multifamily
7.00%
3.31% 2YR
3.69% 2YR
2.93% MMA
3.38% MMA
2.00% FF
2.50% FF
Now
Dec 01
Mar 02
Jun 02
Fed Funds
Money Market
One-year CD
Two-year CD
Multifamily



Fiscal 2002 EPS Guidance
$2.40
$2.20
$2.00
$1.80
$1.60
$1.40
$1.20
$1.00
$ 1.12
$ 1.26
$ 1.50
$ 2.17 - $2.22
46%
1999
2000
2001
2002e


EPS by quarter
$ 0.49
$ 0.53 - 0.54
$ 0.57 - 0.59
$ 0.58 - 0.60
$0.60
$0.58
$0.56
$0.54
$0.52
$0.50
$0.48
$0.46
$0.44
$0.42
$0.40
Sep 01
Dec 01e
Mar 02e
Jun 02e

Net Interest Margin rising through end of fiscal year….


3.50%
2.50%
net interest margin
December 2000 2.75%
December 2001e 3.14%
June 2002e 3.30%

Rollover of Short Term Funds



$ 1,600
$ 1,400
$ 1,200
$ 1,000
$ 800
$ 600
$ 400
$ 200
$ 0
3.64%
4.72%
5.40%
4.47%

	Deposits	Borrowings
Total, 9/30/2001	$ 1,515.5	$ 894.2
Due within 9 months	$ 415.7	$ 295.8

Composition of Deposits


$ 800
$ 700
$ 600
$ 500
$ 400
$ 300
$ 200
$ 100
$ 0

	Sept 2000	Sept 2001	June 2002e
Certificates	$624.00	$700.60	$755.10
Money Market	$169.10	$374.30	$483.80
Passbook	$364.20	$345.60	$312.10
Demand	$84.80	$96.00	$103.10

Net Interest Margin tracks Deposit Funding Ratio



Deposit Funding %
Net Interest Margin

Return on Average Assets



Return on Average Assets
Net Interest Margin
4.08%
1.22%
3.00%
2.67%

Low Overhead



Core Efficiency Ratio
37.72%
1-Sep

Leading to slower asset growth…



$ 500
$ 450
$ 400
$ 350
$ 300
$ 250
$ 200
$ 150
$ 100
$ 50
$ 0
loan originations
net loan growth
asset growth
Fiscal '00
Fiscal '01
Fiscal '02e

…and higher equity ratios



book equity ratio
tangible equity ratio
9.0%
8.0%
7.0%
6.0%
5.0%
June 2000
June 2001
June 2002e

Return on Equity



Return on Equity
Cash Return on T/E
20.00%
15.00%
10.00%
5.00%

	Fiscal 1999	Fiscal 2000	Fiscal 2001	Fiscal 2002e
Return on Equity	10.34%	10.65%	11.67%	15.35%
Cash Return on T/E	19.11%	21.41%	21.87%	23.13%

Loan Portfolio

Property Types


Single Family
10%
Commercial
8%
Multifamily
82%

Loan Portfolio

By Location



New Jersey
8%
Other NYS
3%
Long Island
4%
Manhattan
47%
Outer Boroughs
38%
Below Canal
1%

New York City's Housing Inventory

Predominantly RENTER Occupied


Owners
32%
Renters
68%
Composition of Rental Units
(1,853,290 total rental units)
Stabilized 52%
Nonregulated "Free" Market 33%
Other <P> 12%
Rent Controlled.................. 3%
Includes: Mitchell Lama, in-rem, HUD regulated, Article 4 and Loft Board Units

Allowance for Loan Losses



Loan Loss Allowance/Total Loans
Loan Loss Reserve
1.27%
1.17%
1.10%
1.09%
1.02%

Nonperforming Assets and NCO's



$484
0.11%
0.14%
$10

Retail Bank



Goal:
Grow Core Customer Base

Retail Bank

Total Deposits up 17% last year





$1,500.0
$1,000.0
$500.0
$0.0
Jun 99
Jun 00
Jun 01
Total Deposits
Core Deposits

Dime Community Bancshares, Inc.
Nasdaq: DCOM

Retail Bank

"Same-Store" Branch Growth





$80,000
$40,000
$20,000
$0
$65,634
$67,730
$79,357
$84,254
Jun 99
Jun 00
Jun 01
Sep 01

Retail Bank

In-Market Household Growth up 8%




70,000
65,000
60,000
55,000
61,000
62,419
67,210
Jun 99
Jun 00
Jun 01

This Year's Goals



- Maintain Deposit Growth
  - *De Novo Branching*
- Internet Banking
- Home Equity Lending
- Small Business Checking



Thank you.

Dime Community Bancshares, Inc.
Nasdaq: DCOM